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Exhibit 10.(a)

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Memo

DATE:	March 11, 2003
TO:	Tender Offer Participants
FROM:	John Sundeen
SUBJECT:	Tender Offer Reminder

Keith Tucker and I would like to remind you that the Tender Offer expires Friday of this week. If you want to participate, please turn in your transmittal document to the Legal Department by the close of business Friday.

If you have any questions about the tender offer, please contact any of the following people in the Human Resources Department:

Bill Howey 913/236-1902

Sara Kircher 913/236-1903

Patti Hare 913/236-1905

Karen Bulk 913/236-2241

Amy Goodman 913/236-1906

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  Exhibit 10.(a)